Financial Statements - Exhibit Number 1


                          INTERTECH GLOBAL.com, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS
                                 APRIL 30, 2000

                               TABLE OF CONTENTS
                                                                            PAGE

INDEPENDENT AUDITORS' REPORT                                                 1

BALANCE SHEETS                                                               2

STATEMENTS OF OPERATIONS                                                     3

STATEMENTS OF STOCKHOLDERS' EQUITY                                           4

STATEMENTS OF CASH FLOWS                                                     5

NOTES TO FINANCIAL STATEMENTS                                                6

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Chester M. Kearney
Certified Public Accountant
--------------------------------------------------------------------------------
2-1/2 North Street, Houlton, Maine 04730-0744           Harley W. York, Jr., CPA
207-532-4271                                                  Steve E. Bird, CPA
                                                            Herman Belanger, CPA
                                                            Paul J. Callnan, CPA


To the Board of Directors and Stockholders of Intertech Global.com, Inc.

         We have audited the accompanying balance sheet of Intertech Global.com, Inc. (a development stage company) as of April 30, 2000, and the related statements of operations, stockholders' equity, and cash flows for the years then ended and for the period from October 22, 1997 (inception) to April 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Intertech Global.com, Inc. as of April 30, 2000, and 1999, and the results of operations and its cash flows for the years then ended and from October 22, 1997 (inception) to April 30, 2000, in conformity with generally accepted accounting principles.

                                                          /s/ Chester M. Kearney
Houlton, Maine
June 16, 2000

                           INTERTECH GLOBAL.com, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                            APRIL 30, 2000 AND 1999

                                     ASSETS
                                                          2000           1999
                                                          ----           ----
OTHER ASSSETS
   Intangible Assets                                      None          21,451
                                                        -------         ------
                                                          None          21,451
                                                        =======         ======

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts Payable                                         439          None
                                                        -------         ------
DUE TO SHAREHOLDER                                       20,400          None
                                                        -------         ------

STOCKHOLDERS' EQUITY
   Common stock
         Par value $0.001, 200,000,000 authorized
           21,451,103 issued and outstanding             21,451         21,451
   Preferred stock
         Class A, 9% cumulative dividend
           non-convertible shares, par value $5.00
           10,000,000 authorized, none outstanding        None           None
         Class B, 12% cumulative dividend
           non-convertible shares, par value $5.00
           10,000,000 authorized, none outstanding        None           None
   Deficit accumulated during the development stage     (42,290)         None
                                                        -------         ------
                                                        (20,839)        21,451
                                                        -------         ------
                                                          None          21,451
                                                        =======         ======


See notes to financial statement

                Chester M. Kearney, Certified Public Accountants

                           INTERTECH GLOBAL.com, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                   FOR THE YEARS ENDED APRIL 30, 2000 AND 1999
       AND FOR THE PERIOD OCTOBER 22, 1997 (INCEPTION) TO APRIL 30, 2000

                                                                                Since
                                                               2000     1999  Inception
                                                               ----     ----  ---------
REVENUE                                                         None    None      None
                                                             -------    ----   -------

EXPENSES
  Legal and professional services                             20,839    None    20,839
                                                             -------    ----   -------

LOSS BEFORE CHANGE IN ACCOUNTING PRINCIPLE                   (20,839)   None   (20,839)
                                                             -------    ----   -------

CHANGE IN ACCOUNTING PRINCIPLE
  Cumulative effect to May 1, 1999, as of application of
  SOP 98-5 "Reporting on the costs of Start-up Activities"   (21,451)   None   (21,451)
                                                             -------    ----   -------

NET LOSS                                                     (42,290)   None   (42,290)
                                                             =======    ====   =======



See notes to financial statements

                Chester M. Kearney, Certified Public Accountants

                           INTERTECH GLOBAL.com, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                       STATEMENTS OF STOCKHOLDERS' EQUITY
          FOR THE PERIOD OCTOBER 22, 1997 (INCEPTION) TO APRIL 30, 2000

                             Common Stock                               Total
                             ------------                           Stockholders'
                        Number           Amount        Deficit         Equity
                        ------           ------        -------         ------
PURCHASE OF STOCK
  October 22, 1997    19,800,000         19,800                        19,800
                      ----------         ------                       -------

BALANCES
  April 20, 1998      19,800,000         19,800                        19,800

PURCHASE OF STOCK
  March 31, 1999       1,651,103          1,651                         1,651
                      ----------         ------                       -------

BALANCES
  April 30, 1999      21,451,103         21,451                        21,451

NET LOSS                                               (42,290)       (42,290)
                      ----------         ------        -------        -------

BALANCES
  April 30, 2000      21,451,103         21,451        (42,290)       (20,839)
                      ==========         ======        =======        =======


See notes to financial statements

                Chester M. Kearney, Certified Public Accountants

                           INTERTECH GLOBAL.com, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
          FOR THE PERIOD OCTOBER 22, 1997 (INCEPTION) TO APRIL 30, 2000

                                                                         Since
                                                    2000       1999    Inception
                                                    ----       ----    ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Cash paid for operating expenses                (20,400)   (10,530)   (41,851)
                                                  -------    -------    -------
    Net cash used in operating activities         (20,400)   (10,530)   (41,851)
                                                  -------    -------    -------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock                       1,651     21,451
  Advances from related parties                    20,400                20,400
                                                  -------    -------    -------
    Net cash provided by financing activities      20,400      1,651     41,851
                                                  -------    -------    -------

NET DECREASE IN CASH                                 None     (8,879)      None

CASH, BEGINNING OF PERIOD                            None      8,879       None
                                                  -------    -------    -------

CASH, END OF PERIOD                                  None       None       None
                                                  =======    =======    =======

RECONCILIATION OF NET LOSS TO NET CASH
  USED IN OPERATING ACTIVITIES
  Net loss                                        (42,290)      None    (42,290)
                                                  -------    -------    -------
  Adjustments to reconcile net loss to net cash
    used in operating activities
  (Increase) decrease in intangible assets         21,451    (10,530)
  Increase in accounts payable                        439                   439
                                                  -------    -------    -------
                                                   21,890    (10,530)       439
                                                  -------    -------    -------

NET CASH USED IN OPERATING ACTIVITIES             (20,400)   (10,530)   (41,851)
                                                  =======    =======    =======


See notes to financial statements

                Chester M. Kearney, Certified Public Accountants

                           INTERTECH GLOBAL.com, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENT


(1)  OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

     Intertech Global.com, Inc. is a holding company. Development and growth of the Company is based on the acquisition of operating companies engaged in the internet and high-tech, natural resources and mining, and land development sectors of the economy. The development of this integrated holding company approach will begin with acquisition of a placer gold mining company and an internet based e-commerce and multimedia company.

     The Company maintains its accounting records and financial reports on the accrual basis.

     Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the financial statements.

(2)  INTANGIBLE ASSETS

     As of April 30, 1999, intangible assets consisted of organizational costs, development costs, and fees not allocable to asset acquisitions totaling $21,451. As of April 30, 2000, all intangible assets were expensed resulting from a change in accounting principle as more fully described below.

(3)  DUE TO SHAREHOLDER

     A stockholder has loaned the Company money to operate during the development stage. There are no specific repayment terms or stated rate of interest.

(4)  CHANGE IN ACCOUNTING PRINCIPLE

     The Company elected to adopt SOP 98-5 "Reporting on the costs of Start-up Activities" effective May 1, 1999. SOP 98-5 requires that costs of start-up activities be expensed as incurred instead of being capitalized. Accordingly, all intangible assets were expensed as of May 1, 1999.

(5)  DEVELOPMENT STAGE COMPANY

     The Company is in the development stage of business operations. It is the intent of the organizing shareholders to continue to fund operating deficits through capital infusions and loans.

                Chester M. Kearney, Certified Public Accountants